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                                                                     EXHIBIT 2.1

                               EXCHANGE AGREEMENT

              Exchange Agreement, dated as of April 17, 2000 (the "Agreement"), by and among American Medical Systems Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Corporation"), and the entities and individuals whose names and addresses appear from time to time on Schedule 1 hereto ("the Investors") and American Medical Systems, Inc., a corporation organized under the laws of the State of Delaware ("AMS").

                              W I T N E S S E T H:

              WHEREAS, the Corporation was incorporated under the laws of the State of Delaware on March 17, 2000, with the two initial stockholders being Warburg, Pincus Equity Partners, LP ("WPEP") and Douglas W. Kohrs ("Kohrs"), who each hold one share of Series D Convertible Voting Stock, $0.01 par value, of the Corporation and with the Certificate of Incorporation in the form of Exhibit 1 hereto adopted as the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation").

              WHEREAS, the Investors desire, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and acquire shares of Series A Non-Voting Preferred Stock, par value $0.01 per share, shares of Series B Convertible Voting Preferred Stock, par value $0.01 per share, shares of Series C Convertible Non-Voting Preferred Stock, $0.01 par value per share, shares of Series D Convertible Voting Preferred Stock, $0.01 par value per share and shares of Series E Convertible Non-Voting Preferred Stock, $0.01 par value per share, all of the Corporation ("the Corporation Preferred Stock"), in exchange for their respective shares of Series A Non-Voting Preferred Stock, par value $0.01 per share, shares of Series B Convertible Voting Preferred Stock, par value $0.01 per share, shares of Series C Convertible Non-Voting Preferred Stock, $0.01 par value per share, shares of Series D Convertible Voting Preferred Stock, $0.01 par value per share and shares of Series E Convertible Non-Voting Preferred Stock, $0.01 par value per share, all of AMS ("the AMS Preferred Stock"), and the Corporation, upon such terms and subject to such conditions, desires to issue such shares of the Corporation Preferred Stock to the Investors;

              WHEREAS, it is intended that, following the exchange described in
Section 1.1 below, the Investors should each hold the same proportions and same classes of stock in the Corporation as they each held in AMS; and


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              WHEREAS, the parties intend that the exchange described in Section
1.1 below constitute a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended.

              NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          I.   Exchange of the AMS Preferred Stock for the Corporation Preferred
                                      Stock

              1.1. Exchange. Upon the terms and subject to the conditions of this Agreement, each Investor hereby severally subscribes for and agrees to acquire, and the Corporation hereby accepts such subscription and agrees to issue to such Investor, the number of shares of the Corporation Preferred Stock set forth on Schedule 1 hereto (the "New Shares"). In consideration of the issuance of the New Shares, each Investor hereby assigns and transfers to, and contributes to the capital of, the Corporation, and the Corporation hereby accepts, in full consideration for the New Shares, such Investor's AMS Preferred Stock set forth on Schedule 2 attached hereto (with respect to each Investor, an "AMS Share" and with respect to all Investors, the "AMS Shares").

              1.2. Tender of AMS Shares and Issuance of New Shares. The exchange of the New Shares for the AMS Shares described in Section 1.1 shall take place on April 17, 2000 at 10:00 A.M., New York City time, or on such other date as the Investors and the Corporation agree in writing (the "Closing Date"), at such location as the Investors and the Corporation shall mutually select.

              1.3. Accrued Divided Rights. For the purposes of determining the dividend rights that attach to the New Shares as set out in the Certificate of Incorporation, each New Share shall be deemed to have been issued to the relevant Investor at the time the AMS Share for which the New Share was exchanged was issued to that particular Investor and all accrued but unpaid dividends which attached to a particular AMS Share at the Closing Date shall at the Closing Date be deemed transferred to and will attach to the particular New Share for which it was exchanged under the terms of this Agreement.


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     II.  Shareholders' Agreement and Termination of Stockholders' Agreement

              2.1. Shareholders' Agreement. The Investors and the Corporation shall have executed and delivered at the Closing Date a shareholders' agreement relating to the Corporation in the form of Exhibit 2 hereto.

              2.2. Waiver of Rights Under and Termination of Stockholders' Agreement Relating to AMS. The Investors hereby agree to waive any rights of first refusal they may have under the terms of the stockholders' agreement relating to AMS, dated September 25, 1998, by and among WPEP, Vertical Fund Associates, LP, Second Century Growth Deferred Compensation Plan, Standby Fund 1998, AMS Investors, Sam B. Humphries and AMS, and as amended by Amendment Number 1, dated as of July 27, 1999 (as further amended, modified or supplemented from time to time) ("the AMS Stockholders' Agreement") arising from the exchange described in Section 1.1 above and the Investors and AMS agree that the AMS Stockholders' Agreement shall terminate on the Closing Date and shall have no force and effect as of the Closing Date.

          III. Adoption of AMSH 2000 Equity Incentive Plan

              3.1. AMSH 2000 Equity Incentive Plan. The Corporation shall at or before the Closing Date adopt the AMSH 2000 Equity Incentive Plan in the form of
Exhibit 3 hereto for the benefit of the employees of the Company and its subsidiaries and it shall execute and deliver at the Closing Date a stock option agreement between Douglas Kohrs and the Corporation in the form of Exhibit 4 hereto. The stock option agreement, dated April __, 1999, between AMS and Douglas Kohrs relating to the AMS 1998 Equity Incentive Plan shall terminate on the Closing Date and shall have no force and effect as of the Closing Date.

          IV.  Amendment to Influence Exchange Agreement

              4.1. The Corporation shall at or before the Closing Date execute and deliver an amendment agreement in the form of Exhibit 4 hereto among the Corporation, AMS and Urotek Ltd., an Israeli company, amending an exchange agreement made among AMS and Urotek Ltd., and dated December 16, 1999 relating to the purchase by AMS of certain common stock in Influence, Inc., a Delaware corporation, in exchange for the issue of stock in AMS.

     V.   Representations and Warranties of the Corporation

              5.1. Representations and Warranties. The Corporation hereby represents and warrants to each Investor as follows:

              (a) Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power to own its


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properties and carry on its business as presently conducted and as contemplated by this Agreement and to enter into and perform this Agreement in accordance with its terms.

              (b) Authorization. All corporate action necessary to authorize the Corporation to enter into this Agreement and to perform the covenants and agreements hereof to be performed by it has been duly and validly taken. Neither the execution of this Agreement nor the performance by the Corporation of its covenants and agreements hereunder violates or will violate any provisions of the Certificate of Incorporation or Bylaws of the Corporation or of any agreement, document or instrument to which it is a party or by which it is bound.

              (c) Capitalization. All the outstanding capital shares of the Company have been duly and validly issued and are fully paid and non-assessable. Upon issuance, sale and delivery as contemplated by this Agreement, the New Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free of all preemptive or similar rights, and entitled to the rights therein described.

     VI. Representations, Warranties, Acknowledgments and Covenants of the Investors

              6.1. Investor's Representations, Warranties and Acknowledgments. The representations, warranties and acknowledgments made by each Investor in this Agreement are made with the intent that they be relied upon by the Corporation. Each Investor, severally and not jointly, hereby represents, warrants and acknowledges to the Corporation:

              (a) Suitability.

              (i) Such Investor (x) has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Corporation, (y) is able to bear the economic risks of such investment in the Corporation for an indefinite period and (z) at the present time could afford a complete loss of such investment.

              (ii) Such Investor and such Investor's attorneys, accountants and other representatives and advisors (x) have been given an opportunity to ask, and have, to the extent that such Investor has considered necessary, asked questions of, and have received answers from, representatives of the Corporation concerning the exchange of the New Shares for the AMS Shares and the affairs of the Corporation, and such questions, if any, have been answered to the full satisfaction of the Investor and such persons; and (y) have been given or afforded access to all documents, records, books and additional information which such Investor and such persons have requested regarding such matters. In exchanging AMS Shares for New Shares, the Investor is not relying on any oral information furnished by or oral



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representation made by the Corporation or any one acting on behalf of the
Corporation.

              (b) Awareness.

              (i) The Investor understands that the exchange of the AMS Shares for New Shares hereunder has not been registered under the 1933 Act or under any state securities laws, in reliance upon exemptions therefrom for non-public offerings, and that the Shares must be held indefinitely unless the sale thereof is subsequently registered under the 1933 Act and under certain state securities laws or an exemption from such registration is available. The Investor understands that the certificate or certificates for the New Shares will bear a legend to such effect.

              (ii) The Investor shall not sell or otherwise transfer the New Shares unless they are registered under the 1933 Act and under any applicable securities laws, or an exemption from such registration is available. The Investor understands that neither the Corporation nor any other person is required to register any New Shares under the 1933 Act, or take any steps to perfect any exemption therefrom for any resale of the New Shares pursuant to Rule 144 under the 1933 Act, or otherwise. The Investor understands that there may not be any public market for the New Shares.

              (iii) The New Shares being acquired by the Investor are being acquired solely for the Investor's own account for investment, and not with a view to, or for resale in connection with, any distribution of the New Shares.

              (iv) The Investor understands that no offering memorandum or sales literature in connection with the issuance of New Shares hereunder has been filed with or reviewed by the Securities and Exchange Commission or the state securities administrators. No federal or state agency has passed upon the New Shares or made any finding or determination as to the merits thereof.

          (c)  Authorization, Binding Obligation and Title to AMS Shares.

              (i) The Investor has duly taken any and all action necessary to authorize such Investor's execution, delivery and performance of this Agreement in accordance with its terms;

              (ii) The Investor has validly executed and delivered this Agreement;

              (iii) This Agreement constitutes the valid and binding obligation of the Investor, enforceable in accordance with its terms;


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              (iv) Neither the execution nor the performance of this Agreement violates or will violate the terms of any agreement, document or instrument to which the Investor is a party or by which the Investor may be bound; and

              (v) The Investor has valid and marketable title to such Investor's AMS Shares, free and clear of all liens, claims, charges, security interests, or other legal or equitable encumbrances or restrictions.

                               VII. Miscellaneous

              7.1. Binding Agreement. This Agreement shall bind and inure to the benefit of the respective parties hereto, their successors and assigns.

              7.2. Headings. The headings and descriptive titles contained in this Agreement are for convenience of reference only and do not modify, limit or in any way define the interpretation or construction of the provisions of this Agreement.

              7.3. Survival of Representations and Warranties. The representations and warranties made in this Agreement by the parties hereto shall survive the execution and effectiveness hereof and any investigation or observation made by any party.

              7.4. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements or understandings relating to the subject matter hereof.

              7.5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without reference to any principles of conflicts of laws.

              7.6. Amendments. This Agreement may not be altered or amended except by a writing duly executed by any party against whom such alteration or amendment is sought to be enforced.

              7.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

              7.8. Severability. Should any one or more of the provisions of this Agreement be determined to be illegal, invalid or unenforceable, all of the other provisions of this Agreement shall be given effect separately from such provision or provisions and shall not be affected by any such determination.



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              IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.



                                         AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.


                                         By: /s/ Douglas W. Kohrs
                                             -----------------------------------
                                         Name:  Douglas W. Kohrs
                                         Title: President


                                         WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                         By:  Warburg, Pincus & Co.,
                                              General Partner

                                         By: /s/ Elizabeth Weatherman
                                             -----------------------------------
                                             Name: Elizabeth Weatherman
                                             Title:


                                         STANDBY FUND 1998


                                         By: /s/ Buzz Benson
                                             -----------------------------------
                                             Name:  Buzz Benson
                                             Title: Managing Director



                                         AMS INVESTORS


                                         By: /s/ Buzz Benson
                                             -----------------------------------
                                             Name:  Buzz Benson
                                             Title: Managing Director



                                         AMS INVESTORS II


                                         By: /s/ Buzz Benson
                                             -----------------------------------
                                             Name:  Buzz Benson
                                             Title: Managing Director


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                                         SECOND CENTURY GROWTH DEFERRED
                                         COMPENSATION PLAN
                                         By: PIPER JAFFRAY INC.


                                         By: /s/ Buzz Benson
                                             -----------------------------------
                                             Name:  Buzz Benson
                                             Title: Managing Director



                                         VERTICAL FUND ASSOCIATES, L.P.
                                         By:  Vertical Group, L.P.,
                                              General Partner

                                         By:  /s/ Richard B. Emmitt
                                              ----------------------------------
                                              Name:  Richard B. Emmitt
                                              Title: General Partner



                                         UPPER LAKE GROWTH CAPITAL LLC
                                         By:


                                         By:  /s/ David W. Stassen
                                              ----------------------------------
                                              Name:  David W. Stassen
                                              Title: Managing Director



                                         CRANE ISLAND VENTURES LLC
                                         By:


                                         By:  /s/ David W. Stassen
                                              ----------------------------------
                                              Name:  David W. Stassen
                                              Title: Managing Director


                                         SAM B. HUMPHRIES


                                         /s/ Sam B. Humphries
                                         ---------------------------------------


                                         DOUGLAS KOHRS


                                         /s/ Douglas Kohrs
                                         ---------------------------------------



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                                   SCHEDULE 1

           NEW SHARES IN THE CORPORATION TO BE ISSUED TO THE INVESTORS



American Medical Systems Holdings, Inc. will file a copy of Schedule 1 supplementally with the Securities and Exchange Commission upon their request.



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                                   SCHEDULE 2

                    AMS SHARES TRANSFERRED TO THE CORPORATION



American Medical Systems Holdings, Inc. will file a copy of Schedule 2 supplementally with the Securities and Exchange Commission upon their request.